UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 21, 2008
BOTTLING GROUP, LLC

(Exact name of registrant as specified in its charter)

Delaware	333-80361-01	13-4042452

(State or other	(Commission File Number)	(IRS Employer
jurisdiction of		Identification No.)
incorporation)

1 Pepsi Way	10589
Somers, New York

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (914) 767-6000
Not Applicable

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits
Signatures
EX-1.1: Terms Agreement
EX-4.1: Indenture
EX-4.2: Form of Bottling Group Note

Item 1.01.	Entry into a Material Definitive Agreement.
     On October 21, 2008, Bottling Group, LLC (the “Company”) and PepsiCo, Inc. (the “Guarantor”), entered into a Terms Agreement with Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc., and Merrill Lynch, Pierce, Fenner & Smith Incorporated, individually and as Representatives of the several Underwriters (the “Underwriters”) listed in the Terms Agreement, for the public offering of $1,300,000,000 aggregate principal amount of the Company’s 6.950% Senior Notes due 2014 (the “Notes”) on and subject to the terms and conditions set forth in the Underwriting Agreement (the “Underwriting Agreement”) dated October 21, 2008 and attached to the Terms Agreement. On October 24, 2008 the transaction closed, the pricing of which was previously announced. The Notes were issued pursuant to an Indenture (the “Indenture”), dated as of October 24, 2008, among the Company, the Guarantor and The Bank of New York Mellon, as Trustee (the “Trustee”).
     The Notes have been registered under the Securities Act of 1933, as amended (the “Act”), by the Registration Statement on Form S-3 (Registration No. 333-132716) filed with the Securities and Exchange Commission (the “Commission”) on March 24, 2006 (the “Registration Statement”), as amended by Post-Effective Amendment No. 1 filed with the Commission on March 27, 2006. On October 21, 2008, the Company filed with the Commission its Prospectus, dated March 24, 2006, and Prospectus Supplement, dated October 21, 2008, pertaining to the offering and sale of the Notes.
     The net proceeds received by the Company in connection with the sale of the Notes, after deducting the underwriting discount, but before offering expenses payable by the Company, were $1,297,309,000. The Company intends to use the net proceeds from the offering, together with, if necessary, other funds available to the Company at the time, to repay its senior notes due 2009 at their maturity. Until such time the Company intends to invest the net proceeds in short-term instruments with a minimum rating of A1 or P1 and an original maturity of three months or less. However, the Company may choose to apply a portion of the net proceeds to repay outstanding short-term indebtedness.
     The Notes will bear interest from October 24, 2008 at a rate equal to 6.950% per year, payable semi-annually in arrears on each March 15 and September 15, beginning on March 15, 2009, to holders of record on the 15th day (whether or not a business day) that precedes such interest payment date. The Notes will mature on March 15, 2014. The Notes are the Company’s general unsecured obligations and will rank on an equal basis with all of the Company’s other existing and future senior unsecured indebtedness and senior to all of the Company’s future subordinated indebtedness.
     The Indenture contains covenants limiting the Company’s ability (and the ability of certain Company subsidiaries) to (i) create or assume certain liens, (ii) enter into certain sale and leaseback transactions, (iii) engage in mergers or consolidations, and (iv) transfer or lease all or substantially all of its assets. The Indenture also limits the Guarantor’s ability to engage in mergers or consolidations and transfer or lease all or substantially all of the Guarantor’s assets.
     The Company may redeem the Notes at its option at any time, with the prior consent of the Guarantor, at the greater of (i) 100% of the principal amount of the Notes being redeemed and (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes being redeemed from the redemption date to the maturity date discounted to the redemption date on a semi-annual basis at the corresponding U.S. Treasury rate plus 50 basis points. The Indenture also contains customary event of default provisions.
     The Guarantor is obligated to guarantee the Notes (the “Guarantee”) on and after the Guarantee Commencement Date (as defined in the Indenture), except that under certain circumstances set forth in the Indenture, the Guarantee may not become effective or may become effective as to less than all of the principal and interest and premium, if any, on the Notes. When and if effective, the Guarantee will be the unsecured obligation of the Guarantor and will rank equally with all of the Guarantor’s other unsecured senior indebtedness.
     Certain of the Underwriters or their affiliates have performed commercial and investment banking and advisory services for the Company and its affiliates from time to time for which they have received customary compensation. The Underwriters may, from time to time, engage in transactions with and perform services for the Company in the ordinary course of their business. In addition, the Trustee has performed banking services for the Company in the ordinary course of business.
     The above description of the Terms Agreement, the Indenture, the Notes and the Guarantee is qualified in its entirety by reference to the Terms Agreement, the Indenture, and the form of Note, all of which are incorporated by reference into the Registration Statement and are attached to this Current Report on Form 8-K as Exhibit 1.1 Exhibit 4.1, and Exhibit 4.2 respectively.

Item 9.01.	Financial Statements and Exhibits
(d)	Exhibits required to be filed by Item 601 of Regulation S-K.

The following exhibits are filed as a part of this Report.

Exhibit No.	Description

1.1
Terms Agreement dated October 21, 2008 (incorporating the Underwriting Agreement dated October 21, 2008) among the Bottling Group, LLC, PepsiCo, Inc. and Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., HSBC Securities (USA) Inc., J.P. Morgan Securities Inc. and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the several underwriters named therein.

4.1	Indenture dated as of October 24, 2008 among the Bottling Group, LLC, PepsiCo, Inc. and The Bank of New York Mellon, as Trustee.

4.2	Form of Bottling Group Note.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BOTTLING GROUP, LLC
Date: October 24, 2008	By:	/s/ David Yawman
		Name:	David Yawman
		Title:	Managing Director-Delegatee